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                                                               EXHIBIT 99.(e)(1)

                               AMENDED & RESTATED
                             PARTICIPATION AGREEMENT

       THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT, made and entered into this the 5th day of December, 2003, by and between ALLSTATE LIFE INSURANCE COMPANY, ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK and GLENBROOK LIFE AND ANNUITY COMPANY (hereinafter, collectively, the "COMPANIES," and, individually, the "COMPANY"), each on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as such Schedule A may be amended from time to time, (hereinafter the "ACCOUNTS") and MORGAN STANLEY VARIABLE INVESTMENT SERIES, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, (hereinafter the "TRUST") and MORGAN STANLEY DISTRIBUTORS INC., a Delaware corporation (hereinafter the "DISTRIBUTOR").

       WHEREAS, the Trust is engaged in business as an open-end management investment company consisting of investment portfolios, (hereinafter the "PORTFOLIOS"), and is registered as such under the Investment Company Act of 1940, as amended, (hereinafter the "1940 ACT") and has filed its registration statement with the U.S. Securities and Exchange Commission, (hereinafter "S.E.C."), which declared such registration statement effective on October 5, 1983;

       WHEREAS, the Distributor is registered as a broker-dealer with the S.E.C. under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 ACT"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD");

       WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable annuity contracts and variable life insurance contracts offered or to be offered by insurance companies which have entered into participation agreements with the Trust and the Distributor (hereinafter "PARTICIPATING INSURANCE COMPANIES");

       WHEREAS, the Trust has obtained an order from the S.E.C., dated November 23, 1994 (File No. 812-9128), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15 (b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "SHARED FUNDING EXEMPTIVE ORDER");

       WHEREAS, certain Portfolios of the Trust offered by the Trust to the Companies and the Accounts are set forth on SCHEDULE A attached hereto;

       WHEREAS, the Companies will issue certain variable annuity and/or variable life insurance contracts (hereinafter the "CONTRACTS") which, if required by applicable law, will be registered under the Securities Act of 1933, as amended, (hereinafter the "1933 ACT");

       WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the applicable Company, to set aside and

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invest assets attributable to the Contracts that are allocated to the Accounts
(the Contracts and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, are specified in SCHEDULE A attached hereto as such Schedule A may be amended from time to time);

       WHEREAS, the Companies have registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

       WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Company intends by purchasing shares of the Portfolios on behalf of the Accounts to fund the Contracts and the Distributor is authorized to sell such shares to the Companies for the benefit of the Accounts at net asset value without the imposition of any charges;

       WHEREAS, Northbrook Life Insurance Company, the Companies, the Trust and the Distributor entered into that certain Participation Agreement dated as of May 31, 1997 (the "Participation Agreement"); and

       WHEREAS, the Northbrook Life Insurance Company, the Companies, the Trust and the Distributor previously amended Section 9 of that Participation Agreement (the "Amendment") to reflect the addition of a monthly service fee payable by the Distributor to Northbrook Life Insurance Company and the Companies; and

       WHEREAS, effective January 1, 2003, Northbrook Life Insurance Company merged with the Allstate Life Insurance Company such that Northbrook Life Insurance Company no longer exists as a separate company, but all of its operations are continuing as part of the Allstate Life Insurance Company; and

       WHEREAS, the parties to the Agreement have mutually agreed to delete
Section 12 "Company Approval," as set forth in the Participation Agreement; and

       WHEREAS, this Agreement amends and restates, in its entirety, the Participation Agreement in order to (i) combine the Participation Agreement and the Amendment into a single Amended and Restated Participation Agreement, (ii) reflect the current parties, including the reorganization of Northbrook Life Insurance Company, (iii) to require that the Board approve only material changes to this Agreement, (iv) to delete the requirement that this Agreement be approved annually by the Board of Trustees of the Trust, and (v) to make all other revisions referenced herein and other ministerial changes;

       WHEREAS, the Board of Trustees of the Trust approved this Amended and Restated Participation Agreement in compliance with and in the manner specified in Section 22 of this Agreement;

       NOW, THEREFORE, in consideration of their mutual promises, each Company, the Trust and the Distributor agrees as follows:

       1. PURCHASE OF SHARES. In accordance with the Trust's and the Distributor's Distribution Agreement dated May 31, 1997, (the "DISTRIBUTION AGREEMENT"), the Company agrees to purchase and redeem the Trust shares of each Portfolio offered by the then current prospectus of

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the Trust (hereinafter the "PROSPECTUS") included in the Trust's registration statement (hereinafter the "REGISTRATION STATEMENT") most recently filed from time to time with the S.E.C. and effective under the 1933 Act and the 1940 Act or as the Prospectus may be amended or supplemented and filed with the S.E.C. pursuant to the 1933 Act. The Portfolios to be offered to each Account are set forth on SCHEDULE A attached hereto.

       2. SALE OF SHARES. The Distributor agrees to sell shares of the Trust to the Company for allocation to the Account as orders from the Company are received at the next determined net asset value per share after receipt by the Trust or its designee of the order for shares of the Trust, of the applicable Portfolio determined as set forth in the Prospectus, except as provided in PARAGRAPH 4(b).

       3. REDEMPTION OF SHARES. At the Company's request, the Trust agrees to redeem for cash without charge, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value of the applicable Portfolio computed after receipt of the redemption request; PROVIDED, HOWEVER, that the Trust reserves the right to suspend the right of redemption or to postpone the date of payment upon redemption of the shares of any Portfolio under the circumstances and for the period of time specified in the Prospectus.

       4. AVAILABILITY OF SHARES. (a) Subject to Sections 3(c) and 4(b) of the Distribution Agreement, the terms of which are incorporated herein by reference, and except as provided in PARAGRAPH (b) of THIS SECTION, the Trust agrees to make its shares available indefinitely for purchase by the Company.

       (b) With respect to shares made available for purchase by the Company in connection with products sold outside the Morgan Stanley distribution system, the Trust may cease to make such shares available for purchase by the Company, and the Distributor may cease to sell shares of the Trust to the Company, at the option of the Trust and the Distributor and upon 60 days' written notice to the Company, PROVIDED, HOWEVER, that the Trust agrees to continue to make its shares available for purchase by the Company, and the Distributor agrees to continue to sell shares of the Trust to the Company, for allocation to the Account in connection with (i) reinvestments of dividends and distributions on shares of the Trust allocated to the Account in respect of Contracts in force as of the date such notice is given by the Trust and the Distributor to the Company, for which Contracts Trust shares serve as the underlying investment medium ("EXISTING CONTRACTS"), (ii) investments in the Trust upon the making of additional purchase payments under Existing Contracts, and (iii) reallocation of investments from one Portfolio of the Trust to other Portfolios of the Trust under Existing Contracts.

       5. PAYMENT OF SHARES. The Company shall pay for Trust shares on the next business day after it places the order for Trust shares. If the Trust or the Distributor does not receive payment on the next business day, the Trust may, without notice, cancel the order and require the Company to reimburse the Trust promptly for any loss the Trust suffered by reason of the Company failing to timely pay for its shares.

       6. FEE FOR SHARES. The Company shall purchase and redeem shares in the Trust at net asset value and the Company shall not pay any commission, dealer's fee or other fee to the Distributor or any other broker-dealer.

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       7. TRUST'S REGISTRATION STATEMENT AND PROSPECTUS. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and, at its own expense, shall provide the Company with as many copies of its current prospectus as the Company may reasonably request.

       8.1 FEES AND EXPENSES. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Distributor may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Distributor in writing.

       8.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

       8.3. The Company shall bear the expenses of distributing the Trust's prospectus, statement of additional information, proxy materials and reports to owners or participants under the Contracts issued by the Company.

       8. INVESTMENT OF ASSETS. The Trust agrees to invest its assets in accordance with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity contracts and any amendments or other modifications to such Section or Regulations.

       9. ADMINISTRATION OF CONTRACTS. The Company shall be responsible for administering the Contracts and keeping records on the Contracts.

       10. STOCKHOLDER INFORMATION. The Trust shall furnish the Company copies of its proxy material, reports to stockholders and other communication to stockholders in such quantity as the Company shall reasonably require for distributing to owners or participants under the Contracts. The Company will distribute these materials to such owners or participants as required.

       11. VOTING. (a) To the extent required by law, the Company shall vote Trust shares in accordance with instructions received from contract owners. If, however, the 1940 Act or any regulation thereunder should be amended or if the present interpretation thereof should change, and as a result the Company determines that it is permitted to vote the Trust's shares in its own right, it may elect to do so. The Company shall vote shares of a Portfolio for which no instructions have been received in the same proportion as the vote of shareholders of such Portfolio from which instructions have been received. Neither the Company nor persons under its control shall recommend action in connection with solicitation of proxies for Trust shares

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allocated to the Account. The Company shall also vote shares it owns that are not attributable to contract owners in the same proportion. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies.

       (b) The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with
Section 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the S.E.C.'s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the S.E.C. may promulgate with respect thereto.

       12. TRUST'S WARRANTY. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with all applicable federal and state laws.

       13. COMPANY'S WARRANTY. Allstate Life Insurance Company represents and warrants that it is an insurance company duly organized and in good standing under Illinois law and that it has legally and validly established the Accounts under Section 245.21 of the Illinois Insurance Code. Glenbrook Life and Annuity Company represents and warrants that it is an insurance company duly organized and in good standing under Arizona law and that it has legally and validly established the Accounts under Section 20-651 of the Arizona Revised Statutes. Allstate Life Insurance Company of New York represents and warrants that it is an insurance company duly organized and in good standing under New York law and that it has legally and validly established the Accounts under Section 424.40 of the New York Insurance Laws. The Company represents that it has registered the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act, unless exempt therefrom, to serve as segregated investment accounts for certain Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act, unless exempt therefrom, and the Contracts will be issued and sold in compliance with all applicable Federal and State laws.

       14. DISTRIBUTOR'S WARRANTY. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the S.E.C. under the 1934 Act. The Distributor further represents that it will sell and distribute the shares in accordance with the 1933, 1934 and 1940 Acts and will not make any representations concerning the Account except those contained in the then current registration statement or related prospectus and any sales literature approved by the Trust. For purposes of this Section,
Section 6 of the Distribution Agreement is incorporated in this Agreement.

       15. TERMINATION OF AGREEMENT. The parties may terminate this Agreement as follows:

       (1)(a) at the option of the Company or the Trust or the Distributor upon 90 days' written notice to the other party;

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       (b) at the option of the Company if, for any reason, except for those specified in Sections 3(c) and 4(b) of the Distribution Agreement, Trust shares are not available to meet the requirements of the Contracts as determined by the Company; or

       (c) at the option of the Trust upon the NASD, the S.E.C., the Illinois Insurance Commissioner, the New York Insurance Commissioner or any other regulatory body instituting legal proceedings against the Company regarding its duties under this Agreement.

       (2) This Agreement shall automatically terminate in the event of its assignment.

       16. COMPANY'S INDEMNIFICATION AGREEMENT. (a) The Company agrees to indemnify and hold harmless the Trust or Distributor and each of their Directors or Trustees who is not an "interested person" of the Trust, as defined in the 1940 Act (collectively the "INDEMNIFIED PARTIES" for purposes of THIS SECTION
(16) against any losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses or actions to which such Indemnified Parties may become subject, under the Federal securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of any failure by the Company to provide the services and furnish the materials under terms of this Agreement or which arise from erroneous instructions by the Company to the Distributor concerning the particular Portfolio or Portfolios whose shares are to be allocated to the Account. This indemnity agreement is in addition to any liability which the Company may otherwise have. PROVIDED, HOWEVER, that in no case is the indemnity of the Company in favor of the Distributor deemed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of its bad faith, wilful misfeasance or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

       (b) The Company will reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending of any such loss, claim, damage, liability or action.

       (c) Promptly after receipt by any of the Indemnified Parties of notice of the commencement of any action, or the making of any claim for which indemnity may apply under this paragraph, the Indemnified Parties will, if a claim thereof is to be made against the Trust, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Indemnified Parties otherwise than under this Agreement. In case any such action is brought against the Indemnified Parties, and the Company is notified of the commencement thereof, the Company will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the party named in the action, and after notice from the Company to such party of the Company's election to assume the defense thereof, the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       17. TRUST AND DISTRIBUTOR INDEMNIFICATION AGREEMENTS. (a) The Trust and Distributor each agree to indemnify and hold harmless the Company and each of its Directors who is not an "interested person" of the Company, as defined in the 1940 Act (collectively the "COMPANY'S

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INDEMNIFIED PARTIES" for purposes of THIS SECTION 17) against any losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses or actions to which such Indemnified Parties may become subject, under the Federal securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

              (i) arise as a result of any failure by the Trust or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

              (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to the Company's Indemnified Parties if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

              (iii) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Distributor, including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in SECTION 8 of this Agreement.

       (b) The Trust represents and warrants that the Trust will at all times invest its assets in such a manner as to ensure that the Contracts will be treated as an annuity under the Internal Revenue Code and the regulations thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with Section 817(h) of the Code and Treas. Reg. Sec. 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity contracts and any amendments or other modifications to such section or Regulations.

       (c) Trust shares will not be sold to any person or entity that would result in the Contracts not being treated as annuity contracts in accordance with the statutes and regulations referred to in the preceding paragraph.

       (d) The Trust and the Distributor will reimburse the Company for any legal or other expenses reasonably incurred by the Company's Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action.

       (e) Promptly after receipt by any of the Company's Indemnified Parties of notice of the commencement of any action, or the making of any claim for which indemnity may apply under this paragraph, the Company's Indemnified Parties will, if a claim in respect thereof is to be made against the Company, notify the Trust or the Distributor of the commencement thereof; but

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the omission so to notify the Trust or the Distributor will not relieve the
Trust or the Distributor from any liability which it may have to the Company's Indemnified Parties otherwise than under this Agreement. In case any such action is brought against the Company's Indemnified Parties, and the Trust or the Distributor is notified of the commencement thereof, the Trust or the Distributor will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the party named in the action, and after notice from the Trust or the Distributor to such party of the Trust's or the Distributor's election to assume the defense thereof, the Trust or the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       18. INDEMNIFICATION OF TRUST BY OR OF DISTRIBUTOR. For purposes of this Agreement, the Trust and the Distributor shall indemnify each other according to the terms of the Distribution Agreement the terms of which are incorporated by reference.

       19. POTENTIAL CONFLICTS. (a) The Trustees of the Trust will monitor the operations of the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable Federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any Portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (vi) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

       (b) The Company will report any potential or existing conflicts of which it is aware to the Trustees of the Trust. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever contract owner voting instructions are disregarded.

       (c) If it is determined by a majority of the Trustees, or a majority of the Trustees who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or any agreement related thereto (the "INDEPENDENT TRUSTEES"), that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (i) withdrawing the assets allocable to the affected Account from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of variable annuity contract owners invested in the Account from those of any other appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners

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of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the contract owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account.

       (d) If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement; PROVIDED, HOWEVER, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Distributor and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

       (e) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six months after the Trustees inform the Company in writing that they have determined that such decision has created an irreconcilable material conflict; PROVIDED, HOWEVER, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Until the end of the foregoing six month period, the Distributor and the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

       (f) For purposes of PARAGRAPHS (c) through (f) of THIS SECTION, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by PARAGRAPH (c) to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, PROVIDED, HOWEVER, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

       (g) if and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable; and (b) PARAGRAPHS 11(a), 11(b), 20(a), 20(b), 20(c), 20(d), 20(e) and 20(f) of
this Agreement shall continue in effect

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only to the extent that terms and conditions substantially identical to such paragraphs are contained in such Rule(s) as so amended or adopted.

       20. DURATION OF THIS AGREEMENT. This Agreement shall remain in full force and effect until terminated in accordance with the provisions of Section 15 hereof.

       21. AMENDMENTS OF THIS AGREEMENT. No material amendment of this Agreement shall be effective until approved by (i) the Trustees of the Trust, or by the vote of a majority of outstanding voting securities of the Trust, and (ii) a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect, financial interest in this Agreement or in any agreement related thereto, cast in person at a meeting called for the purpose of voting on such approval.

       The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

       22. GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of Illinois and the applicable provisions of the 1933, 1934 and 1940 Acts and the rules and regulations and rulings thereunder including such exemptions from those statutes, rules and regulations as the S.E.C. may grant and the terms hereof shall be interpreted and construed in accordance therewith. To the extent the applicable law of the State of Illinois, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of the Agreement shall not be affected thereby.

       23. PERSONAL LIABILITY. The Declaration of Trust establishing Dean Witter Variable Investment Series (renamed the "Morgan Stanley Variable Investment Series" as of June 18, 2001), dated February 24, 1983, a copy of which, together with all amendments thereto (the "DECLARATION"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Morgan Stanley Variable Investment Series refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Morgan Stanley Variable Investment Series shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley Variable Investment Series, but the Trust estate only shall be liable.

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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of December 5, 2003.

                                       Companies:


ATTEST:                                ALLSTATE LIFE INSURANCE COMPANY


/s/ Kari Stanway                      By: /s/ Timothy N. VanderPas
-----------------------------------       ---------------------------------
Relationship Manager                      Assistant Vice President

ATTEST:                                ALLSTATE LIFE INSURANCE COMPANY
                                       OF NEW YORK


/s/ Kari Stanway                      By: /s/ Timothy N. VanderPas
-----------------------------------       ---------------------------------
Relationship Manager                      Assistant Vice President

ATTEST:                                GLENBROOK LIFE AND ANNUITY
                                       COMPANY

/s/ Kari Stanway                      By: /s/ Timothy N. VanderPas
-----------------------------------       ---------------------------------
Relationship Manager                      Assistant Vice President

ATTEST:                                MORGAN STANLEY VARIABLE
                                       INVESTMENT SERIES


/s/ Ruth Rossi                        By: /s/ Barry Fink
-----------------------------------       ---------------------------------
Executive Director                        Vice President & General Counsel

ATTEST:                                MORGAN STANLEY DISTRIBUTORS INC.


/s/ Ruth Rossi                        By: /s/ John B. Kemp III
-----------------------------------       ---------------------------------
Executive Director                        President

                                                         As of December 5, 2003

                                   SCHEDULE A

                             ACCOUNTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

                                     NAME OF
                            SEPARATE ACCOUNT AND DATE
        NAME OF                   ESTABLISHED BY                   FUND PORTFOLIOS
   INSURANCE COMPANY            BOARD OF DIRECTORS             APPLICABLE TO CONTRACTS
-----------------------------------------------------------------------------------------
Allstate Life Insurance    Allstate Variable Annuity                     All
  Company                    Account (February 14, 1983)

                           Allstate Variable Annuity
                             Account II (May 18,1990)

                           Allstate Variable Annuity
                             Account III (April 8, 1996)

                           Allstate Life Variable Life
                             Separate Account A
                             (January 15, 1996)

Allstate Life Insurance    Allstate Life of New York                     All
  Company of New York        Variable Annuity Account
                             (June 26, 1987)

                           Allstate Life of New York
                             Variable Annuity Account II
                             (June 28, 1990)

Glenbrook Life and         Glenbrook Life Multi- Manager    Dividend Growth Portfolio
Annuity Company              Variable Account               European Growth Portfolio
                             (January 15, 1996)             Quality Income Plus Portfolio
                                                            Utilities Portfolio

                           Glenbrook Life Variable Life
                             Separate Account A
                             (January 15, 1996)

                                       12